EXHIBIT 7.

                         INVESTMENT MANAGEMENT AGREEMENT
                                     BETWEEN
                         THE NOAH INVESTMENT GROUP, INC.
                                       AND
                           POLESTAR MANAGEMENT COMPANY
                                  JULY 2, 2002

     INVESTMENT MANAGEMENT AGREEMENT, made as of the 1st day of July, 2002, by and between The Noah Investment Group, Inc., a Maryland corporation (the "Corporation"), and Polestar Management Company, a Maryland corporation ("PMC").

                                   WITNESSETH:

     WHEREAS, the Corporation is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Corporation is authorized by its Articles of Incorporation and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios"), and

     WHEREAS,   The  Corporation  has  authorized  the  issuance  of  shares  of beneficial interest ("Shares") in the Portfolios which are identified on Schedule A attached hereto and incorporated herein, which Schedule A may be amended from time to time by mutual agreement of the Corporation and PMC (the "Portfolios"), and;

     WHEREAS, PMC is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Corporation desires to retain PMC to render investment supervisory and administrative services to the Portfolios in the manner and on the terms and conditions hereinafter set forth, and PMC is willing to provide such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     DUTIES AND RESPONSIBILITIES OF PMC

1.1 INVESTMENT SUPERVISORY SERVICES. PMC shall act as investment manager of the Corporation with respect to the assets of each Portfolio and, as such, shall supervise and direct, or cause Sub-Advisers to supervise and direct, the investment of each Portfolio's asset in accordance with applicable law and the investment objectives, policies and restrictions set forth in the then-current Prospectus ("Prospectus") and the then-current Statement of Additional Information ("SAI") relating to each Portfolio contained in the Corporation's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), and subject to such further limitations as the Corporation may, from time to time, impose by written notice to PMC. PMC shall formulate and implement, or cause it's Sub-Adviser to formulate and implement, a continuing program for the management of each Portfolio's assets and resources, and PMC shall supervise any such investment program formulated by a Sub-Adviser and monitor the Sub-Adviser's implementation of such investment program. In furtherance of these duties and responsibilities, PMC is authorized, in its discretion and without prior consultation with the Corporation to, or cause or permit a Sub-Adviser to: (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets for each Portfolio and (ii) place orders and negotiate the commissions (if any) for the execution of transaction in securities with or through such brokers, dealers, underwriters or issuers as PMC may select for each Portfolio.

PMC may, with the prior written consent of the Board and the approval of the appropriate Portfolio's shareholders, if required, employ persons or entities to serve as sub-advisers to one or more Portfolios. PMC and/or such sub-advisers, if any, may, in their sole discretion, determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolios. The investment activities of such sub-advisers, if any, as such services relate to the Portfolios, will at all times be subject to the general supervision and control of PMC. PMC will provide, through its own efforts itself and/or through the medium of its previously approved sub-adviser(s), the services under this Agreement in accordance with each Portfolio's investment objectives, policies and restrictions as such are set forth in the Prospectus from time to time.

1.2 ADMINISTRATIVE SERVICES. PMC shall provide such services required for effective administration of the Corporation and each Portfolio as are not provided by employees or other agents engaged by the Corporation.

       1.2.1  CORPORATE   ADMINISTRATIVE   SERVICES.  In  providing  corporation
              administrative services hereunder, PMC shall:

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       (a)    CORPORATE EXISTENCE AND RECORDS.  Maintain the corporate existence and corporate records of the Corporation.

       (b) REGISTRATIONS AND QUALIFICATIONS. Maintain the registrations and qualifications of the Corporation under federal and state law.

       (c) CORPORATION PERSONNEL. Authorize and permit individuals who are directors, officers and employees of PMC who may be elected or appointed as directors, officers, members of any committee or directors, members of any advisory board or members of any other committee of the Corporation to serve in such capacities without remuneration form or other cost to the Corporation.

       1.2.2 FUND ADMINISTRATIVE SERVICES. In providing Fund administrative services hereunder, PMC shall:

       (a) FINANCIAL BOOKS AND RECORDS. Monitor the financial and accounting functions of each Portfolio and assure that all financial, accounting and other records required to be maintained and preserved by the Corporation which relate to each Portfolio are maintained and preserved by the Corporation or on its behalf in accordance with applicable laws and regulations.

       (b) REGISTRATION AND QUALIFICATIONS. Maintain the registrations and qualifications of each Portfolio's shares under federal and state law.

       (c) AGENTS. Maintain liaison with and supervise and coordinate the activities of various agents employed by the corporation on behalf of each Portfolio, including the Corporation's transfer agent, custodian, independent accountants and legal counsel.

       (d) SHAREHOLDER SERVICING, REPORTS AND OTHER COMMUNICATIONS. Provide shareholder servicing and assist the Corporation in developing and preparing all general Fund shareholder communications, including regular Fund shareholder reports.

       (e) OFFICE SPACE, EQUIPMENT AND SERVICES. Furnish without cost to the Corporation, or provide and pay the cost of, such office space, office equipment and office services as are adequate for each Portfolio's needs.

       (f) PERSONNEL. Provide, without remuneration from or other cost to the Corporation, the services of individuals competent to perform all of each Portfolio's executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Corporation.

2.     ALLOCATION OF EXPENSES

2.1 EXPENSES PAID BY PMC: REIMBURSEMENT OF CERTAIN EXPENSES. PMC shall pay salaries, expenses, and fees of the officers, directors and employees of the Corporation performing functions for each Portfolio who are affiliated with PMC; provided, that if, but only if, there is a separate agreement relating thereto, the Corporation shall reimburse to PMC and charge to each Portfolio the expenses incurred by PMC in responding to telephonic inquiries from, and in mailing information to, Fund shareholders and brokers requesting information on behalf of Fund shareholders, regarding matters such as shareholder account or transaction status, net asset value of Fund shares, Fund performance and general information about each Portfolio ("Supplementary Shareholder Services"). The expenses to be reimbursed to PMC shall include the portion of the cost of employee compensation, telephone charges, office space, office equipment and office services properly allocable to the Supplementary

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       Shareholder Services.  The payment or assumption by PMC of any expense of the Corporation that PMC is not required by this Agreement to pay or assume shall not obligate PMC to pay or assume the same or any similar expense of the Corporation on any subsequent occasion.

2.2 EXPENSES PAID BY THE CORPORATION. The Corporation shall bear all of its corporate expenses and all expenses of each Portfolio's organization, operations, and business not specifically assumed or agreed to be paid by PMC as provided in this Agreement or in any separate agreement between the Corporation and PMC. In particular, but without limiting the generality of the foregoing, the Corporation shall bear and shall charge to each Portfolio each Portfolio's allocable share of the following expenses:

       2.2.1 CUSTODY AND ACCOUNTING SERVICES. Charges of depositories, custodians and other agents for the transfer, receipt, safekeeping, servicing and accounting for each Portfolio's cash, securities, and other property.

       2.2.2 DISTRIBUTION EXPENSES. Fund distribution expenses paid pursuant to any plan of distribution adopted in accordance with the provisions of Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan") and service fees as defined by The National Association of Securities Dealers, Inc.

       2.2.3 SHAREHOLDER SERVICING. Expenses of maintaining and servicing Fund shareholder accounts, including all charges of each Portfolio's transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents, if any, engaged by each Portfolio to service shareholder accounts.

       2.2.4 SHAREHOLDER COMMUNICATIONS. Expenses of preparing, setting in type, printing, and distributing reports and other communications to Fund shareholders.

       2.2.5 SHAREHOLDER MEETINGS. Expenses incidental to holding meetings of shareholders of the Corporation in which shareholders of each Portfolio participate, including the printing of notices and proxy materials, and proxy solicitation therefore.

       2.2.6 PROSPECTUSES. Expenses of preparing, setting in type, printing and mailing of annual or more frequent revisions of the Prospectus and SAI relating to each Portfolio, including any supplements thereto, and of supplying them to current Fund shareholders.

       2.2.7 PRICING. Expenses of computing each Portfolio's net asset value per share, including the cost of any equipment or services used for obtaining price quotations.

       2.2.8 COMMUNICATIONS EQUIPMENT. Charges for equipment or services used for communication with respect to each Portfolio between PMC, a Sub-Adviser or the Corporation and the custodian, transfer agent or any other agent selected by the Corporation.

       2.2.9 LEGAL AND ACCOUNTING FEES AND EXPENSES. Charges for services and expenses of legal counsel and independent auditors employed by the Corporation with respect to matters affecting each Portfolio.

       2.2.10 DIRECTORS' FEES AND EXPENSES. Compensation of directors, other than those affiliated with PMC, and all expenses incurred in connection with their service.

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       2.2.11 FEDERAL  REGISTRATION  FEES.  Fees and expenses or registering and maintaining the registration of the Corporation under the 1940 Act and the registration of each Portfolio's shares under the 1933 Act, including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of the Corporation's Registration Statement under the 1940 Act and the 1933 Act, and the Prospectus and SAI relating to each Portfolio contained therein, and any amendments or supplements thereto that may be made from time to time.

       2.2.12 STATE REGISTRATION FEES. Fees and expenses of qualifying and maintaining qualification of the Corporation or each Portfolio as appropriate, and of each Portfolio's shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of the Corporation or each Portfolio, as appropriate, under all other laws applicable to the Corporation or each Portfolio, as appropriate, or its business activities (including registering the Corporation as a broker-dealer, or any officer of the Corporation or any person as agent or salesman of the Corporation in any state).

       2.2.13 ISSUE AND REDEMPTION OF FUND SHARES. Expenses incurred in connection with the issue, redemption, and transfer of Portfolio shares, including the expense of confirming all share transactions, and of preparing and transmitting each Portfolio's stock certificates.

       2.2.14 BONDING AND INSURANCE. Expenses of bond, liability, and other insurance coverage required by law or deemed advisable by the Corporation's Board of Directors.

       2.2.15 BROKERAGE COMMISSIONS. Brokers' commissions and other charges incident to the purchase, sale, or lending of each Portfolio's portfolio securities.

       2.2.16 TAXES. Taxes or governmental fees payable by or with respect to each Portfolio to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

       2.2.17 TRADE ASSOCIATION FEES. Fees, dues, and other expenses incurred in connection with the Corporation's or each Portfolio's membership in any trade association or other investment organization.

       2.2.18 NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring expenses as may arise, including the costs of actions, suits or proceedings relating to the Corporation or each Portfolio to which the Corporation is a party and any expenses the Corporation may incur as a result of the Corporation's legal obligation to provide indemnification to its officers, directors, and agents.

       2.2.19 ORGANIZATIONAL EXPENSES. PMC shall pay or assume all organizational expenses of each Portfolio, and each Portfolio shall reimburse PMC for such organizational expenses paid or assumed at such time or times and subject to such condition or conditions as shall be specified in the Registration Statement pursuant to which each Portfolio makes the initial public offering of its shares.

3.     MANAGEMENT FEE

3.1 The Corporation will pay PMC, and PMC will accept as full compensation for its services rendered hereunder, the investment advisory fees for each Portfolio as set forth on Schedule B attached hereto and incorporated herein, which Schedule B may be amended from time to time by mutual agreement of the Corporation, PMC and shareholders as applicable.

3.2 METHOD OF COMPUTATION. The management fees shall accrue on each calendar day and the sum of the daily fee accruals shall be paid monthly to PMC on the first business day of the next succeeding calendar month. The daily fee accruals shall be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual management fee rates described Schedule B attached hereto, and multiplying this product by the net assets of each Portfolio as determined in accordance with each Portfolio's Prospectus as of the close of business on the last preceding business day on which each Portfolio's net asset value was determined. All parties to this Agreement do hereby expressly authorize and instruct the Corporation's Administrator, Citco-Quaker Fund Services, Inc. or its successor, to provide, in accordance with the fees set forth on Schedule B, a calculation each month of the gross amounts due PMC for each Portfolio and to remit such fee payments hereunder promptly to PMC.

3.3 PRORATION OF FEE. If this Agreement becomes effective or terminates before the end of any month, the management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

3.4 STATE EXPENSE LIMITATION. If in any fiscal year each Portfolio's operating expenses (including any fees or expense reimbursements payable to PMC pursuant to this Agreement, any compensation payable to PMC pursuant to any other agreement or arrangement with the Corporation on behalf of each Portfolio but excluding expenses under any Fund Rule 12b-1 Plan, service fees (as defined by The National Association of Securities Dealers, Inc.), interest, taxes or brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of each Portfolio's business, and hereinafter called "Fund Operating Expenses") exceed the lowest applicable percentage expense limitation imposed under the securities law and regulations of any state in which each Portfolio's shares are qualified for sale (the "State Expense Limitation"), the management fee payable to PMC under this Agreement shall be reduced by the amount of such excess; PROVIDED that PMC shall have no obligation hereunder to reimburse the Corporation for any expenses which exceed the management fee.

       Any reduction in the management fee shall be made monthly, by annualizing each Portfolio's expenses for each month as of the last day of such month. An adjustment shall be made on or before the last day of the first month of the next succeeding fiscal year if Fund Operating Expenses for such fiscal year do not exceed the State Expense Limitation or if for such fiscal year there is no applicable State Expense Limitation.

4.     BROKERAGE

       The approval of this Agreement, from time to time, by the Board of Directors of the Corporation on behalf of each Portfolio constitutes authorization of PMC, in carrying out its duties under Paragraph 1.1, to cause or permit any Sub-Advisor to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio and place, in the name of each Portfolio or its nominee, all such orders. When placing orders, the Sub-Advisor shall use its best efforts to obtain the best available price and most favorable execution for each Portfolio.

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       In assessing the best overall terms  available for any  transaction,  PMC and/or a Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, PMC and/or a Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to each Portfolio and/or other accounts over which PMC and/or a Sub-Advisor exercises investment discretion. PMC and/or a Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer--viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Advisor to a Portfolio. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by PMC and/or a Sub-Advisor to be suitable for two or more accounts managed by PMC and/or a Sub-Advisor, the available securities or investments may be allocated in a manner believed by PMC and/or a Sub-Advisor to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Portfolio or the size of the position obtainable for or disposed of by a Portfolio.

5.     PMC'S USE OF THE SERVICES OF OTHERS

       PMC or the  Sub-Adviser  may (at  its  cost  except  as  contemplated  by paragraph 4 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing PMC, a Sub-Adviser, the Corporation or a Portfolio with such information, advice or assistance, including, but not limited to, advice regarding economic factors and trends and advice as to transactions in specific securities, as PMC or a Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to PMC, the Sub-Adviser, the Corporation or a Portfolio, or in the discharge of PMC's or a Sub-Adviser's overall responsibilities with respect to the other accounts which it serves as investment manager.

6.     OWNERSHIP OF RECORDS

       All records required to be maintained and preserved by the Corporation or each Portfolio pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by PMC on behalf of the Corporation or each Portfolio are the property of the Corporation and will be surrendered by PMC promptly on request by the Corporation.

7.     REPORTS TO PMC

       The Corporation shall furnish or otherwise make available to PMC such copies of the Prospectus, SAI, financial statements, proxy statements, reports and other information relating to each Portfolio or its business and affairs as PMC may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

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8.     REPORTS TO CORPORATION

       PMC shall furnish to or place at the disposal of the Corporation such information, reports, evaluations, analyses and opinions as the Corporation may, at any time or from time to time, reasonably request with respect to each Portfolio or as PMC may deem helpful to each Portfolio.

9.     SERVICES TO OTHER CLIENTS

       Nothing herein contained shall limit the freedom of PMC or any affiliated person of PMC to render investment supervisory and administrative services to other investment supervisory and administrative services to other investment companies (including, but not limited to, one or more series of shares of the Corporation), to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect or until PMC shall otherwise consent and subject to the appointment of Sub-Investment Advisers, PMC shall be the only investment manager of each Portfolio.

10.    LIMITATION OF LIABILITY OF PMC

       Neither PMC nor any officer, director, or employee of PMC performing services for each Portfolio at the direction or request of PMC in connection with PMC's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by each Portfolio in connection with any matter to which this Agreement relates; PROVIDED, that nothing herein contained shall be construed (i) to protect PMC against any liability to the Corporation or its shareholders to which PMC would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of PMC's duties under this Agreement of (ii) to protect any director, officer or employee of PMC who is or was a director or officer of the Corporation against liability to the Corporation or its shareholders to which such person would otherwise by subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his or her duties, or by reason of reckless disregard of his or her obligations and duties involves the conduct of his or her office.

11.    RETENTION OF SUB-ADVISER

       The retention of any Sub-Adviser to serve a Portfolio shall be at the risk, cost and expense of PMC. Retention of a Sub-Adviser shall in now way reduce the responsibilities or obligations of PMC under this Agreement and PMC shall be responsible to the Corporation for all acts or omissions of the Sub-Adviser in connection with the performance of PMC's duties hereunder. PMC shall pay and shall be solely responsible for the payment of the fees of any Sub-Adviser for the performance of its services for a Portfolio.

12.    TERM AND AGREEMENT

       This Agreement shall take effect as of the 1st day of July, 2002, and shall continue in effect until June 30, 2004. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually with respect to each Portfolio by a vote of a majority of the directors of each Portfolio who are not parties to this Agreement or interested person of any such party; and PROVIDED, FURTHER, that PMC shall not have notified the Corporation in writing at least sixty (60) days prior to June 30, 2004 or at least sixty (60) days prior to June 30 of any year thereafter that it does not desire such continuation, but no such notice shall be effective until the Corporation shall have contracted with one or more persons to serve as successor investment adviser and manager for each Portfolio and such person(s) shall have assumed such position. PMC shall furnish to the Board of Directors promptly upon its request, such information as

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may  reasonably  be  necessary  to evaluate  the terms of this  Agreement or any extension, renewal or amendment thereof.

13.    AMENDMENT OR ASSIGNMENT OF AGREEMENT

       Any amendment of this Agreement shall be in writing and signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized on behalf of the Corporation (i) by resolution of the Corporation's Board of Directors, including the vote or written consent of a majority of each Portfolio's directors who are not parties to this Agreement or interested persons of any such party, and (ii) by vote of a majority of the outstanding voting securities of each Portfolio. This Agreement shall terminate automatically and immediately in the event of its assignment.

14.    TERMINATION OR ASSIGNMENT

       This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; PROVIDED, that in the case of termination by the Corporation, such action shall have been authorized (i) by resolution of the Corporation's Board of Directors, including the vote or written consent of a majority of the directors of each Portfolio who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of each Portfolio; and PROVIDED FURTHER, that in the case of termination of PMC, such termination shall not be effective until the Corporation shall have contracted with one or more persons to serve as successor investment adviser and manager for each Portfolio and such person(s) shall have assumed such position.

15.    MISCELLANEOUS

15.1 NOTICES. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, (a) if to PMC, to Polestar Management Co., Inc., 975 Delchester Road, Newtown Square, PA 19073; and
       (b) if to the Corporation, at the foregoing office of PMC.

15.2 CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

15.3 INTERPRETATION. Nothing herein contained shall be deemed to require the Corporation to take any action contrary to its Charter or By-laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the directors of the Corporation of their responsibility for and control of the conduct of the affairs of each Portfolio.

15.4 DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested person", "assignment", and "affiliated person", shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange

       Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.6 GOVERNING LAW. Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Pennsylvania.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Attest:                                     THE NOAH INVESTMENT GROUP, INC.

______________________________              ____________________________________
By:____________________________             By: ________________________________
Its:  Secretary (Ass't)                     Its:  ______________________________


Attest:                                              POLESTAR MANAGEMENT COMPANY

______________________________              ____________________________________
By:____________________________             By: ________________________________
Its:  Secretary (Ass't)                     Its:  ______________________________

                                   SCHEDULE A

                              NOAH INVESTMENT GROUP

                          PORTFOLIOS OF THE CORPORATION

                            AS EFFECTIVE JULY 1, 2002

The  following  Portfolios  are offered by the  Corporation  and subject to this
Agreement:

----------------------------------------------------------------
Name of Portfolio
----------------------------------------------------------------
NOAH FUND Select Value Equity Portfolio
----------------------------------------------------------------
NOAH FUND Select Value Equity & Income Portfolio
----------------------------------------------------------------
NOAH FUND Fixed Income Portfolio
----------------------------------------------------------------
NOAH FUND Global Precious Metals Portfolio
----------------------------------------------------------------
NOAH FUND 4 Kids Portfolio
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

                                   SCHEDULE B

                              NOAH INVESTMENT GROUP
                              COMPENSATION SCHEDULE
                             FOR PMC WITH RESPECT TO
                          PORTFOLIOS OF THE CORPORATION
                            AS EFFECTIVE JULY 1, 2002

---------------------------------------------------------------------------
                                                     Annual Fee Rate, as
                                                     percentage of
Name of Portfolio                                    average daily net
                                                     assets
---------------------------------------------------------------------------
NOAH FUND Select Value Equity Portfolio                      1.00%
---------------------------------------------------------------------------
NOAH FUND Select Value Equity & Income Portfolio             1.00%
---------------------------------------------------------------------------
NOAH FUND Fixed Income Portfolio                             1.00%
---------------------------------------------------------------------------
NOAH FUND Global Precious Metals Portfolio                   1.00%
---------------------------------------------------------------------------
NOAH FUND 4 Kids Portfolio                                   1.00%
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------